UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2020 (December 2, 2020)

Seaport Global Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39741	85-2157010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 20th Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 212-616-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and three-quarters of one Redeemable Warrant	SGAMU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	SGAM	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	SGAMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Closings of IPO and Private Placement and Audited Balance Sheet

On December 2, 2020, Seaport Global Acquisition Corp., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 14,375,000 units (the “Units”), including 1,875,000 Units issued pursuant to the full exercise of the underwriters’ over-allotment option. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and three-quarters of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $143,750,000.

On December 2, 2020, simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 6,062,500 Warrants (the “Private Placement Warrants”) to Seaport Global SPAC, LLC at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $6,062,500.

A total of $145,187,500, comprised of $140,875,000 of the proceeds from the IPO (which amount includes $5,031,250 of the underwriter’s deferred discount) and $4,312,500 of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of December 2, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Separate Trading of Units, Class A Common Stock and Warrants

On December 8, 2020, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing that the holders of the Units may elect to separately trade the Class A Common Stock and Warrants comprising the Units commencing on December 9, 2020. Those Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “SGAMU”, and the Class A Common Stock and Warrants that are separated will trade on the Nasdaq Capital Market under the symbols “SGAM” and “SGAMW,” respectively. No fractional warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of the Units will need to instruct their brokers to contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate their Units into shares of Class A Common Stock and Warrants.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Audited Balance Sheet as of December 2, 2020.
99.2	Press Release, dated December 8, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seaport Global Acquisition Corp.

	By:	/s/ Stephen C. Smith
		Name:	Stephen C. Smith
		Title:	Chief Executive Officer

Dated: December 8, 2020